Exhibit 10.13

TRAEGER, INC.

DEFERRED COMPENSATION PLAN FOR DIRECTORS

Effective as of August 2, 2021

i

TRAEGER, INC.

DEFERRED COMPENSATION PLAN FOR DIRECTORS

ARTICLE I.

DEFINITIONS

1.1 “Administrator” shall mean the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

1.2 “Board” shall mean the Board of Directors of the Company.

1.3 “Cash Fee” shall mean the quarterly cash retainer payable to a Director pursuant to the Compensation Program for services as a member of the Board, including any retainers payable under the Compensation Program solely for serving as Lead Independent Director and/or for serving on one or more committees of the Board.

1.4 “Change in Control” shall mean and include each of the following:

(a) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, any Permitted Holder, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

Notwithstanding the foregoing, for purposes of the Plan, in no event with a Change in Control be deemed to have occurred if such transaction or event does not constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

1.5 “Committee” shall mean one or more committees or subcommittees of the Board, which may include one or more Directors or executive officers of the Company, to the extent permitted by applicable laws and Rule 16b-3 promulgated under the Exchange Act.

1.6 “Common Stock” shall mean the common stock of the Company, par value $0.0001 per share.

1.7 “Company” shall mean Traeger, Inc. and any corporate successors.

1.8 “Compensation Program” shall mean the Traeger, Inc. Non-Employee Director Compensation Program, as the same may be amended and/or amended and restated from time to time.

1.9 “Code” shall mean the Internal Revenue Code of 1986, as amended and any successor statute thereto.

1.10 “Deferred Compensation Account” shall mean an account maintained for each participating Director who makes a Deferral Election as described in Articles II and III.

1.11 “Deferred Stock Unit” shall mean a notional unit representing the right to receive one share of Common Stock, that is received by a participating Director pursuant to this Plan and provides for the deferred receipt of Eligible Compensation.

1.12 “Director” shall mean a non-employee member of the Board.

1.13 “Disability” shall mean, with respect to a participating Director, that such Director has become “disabled” within the meaning of Section 409A, as determined by the Administrator in good faith.

1.14 “Effective Date” shall mean the day prior to the Public Trading Date.

1.15 “Eligible Compensation” shall mean, with respect to any Year, any Cash Fee earned or Equity Award granted during such Year.

1.16 “Equity Awards” shall mean, as applicable, any Initial Award and/or any Annual Award (each such term, as defined in the Compensation Program) and any award granted under the Incentive Plan in connection with the closing of the Company’s initial public offering of its Common Stock.

1.17 “Equity Restructuring” shall mean, as determined by the Administrator, a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, or other large, nonrecurring cash dividend, that affects the shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities of the Company) and causes a change in the per share value of the Common Stock underlying outstanding Deferred Stock Units.

1.18 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.19 “Fair Market Value” shall mean, as of any date, the value of a share of Common Stock determined as follows: (a) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (b) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (c) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.

1.20 “Incentive Plan” shall mean the Traeger, Inc. 2021 Incentive Award Plan, as it may be amended and/or amended and restated from time to time.

1.21 “Permitted Holder” means each of the Stockholder Group, any member of the Stockholder Group, Jeremy Andrus or any of their respective affiliates.

1.22 “Plan” shall mean this Deferred Compensation Plan for Directors, as it may be amended and/or amended and restated from time to time.

1.23 “Public Trading Date” means the first date upon which the Common Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

1.24 “Year” shall mean any calendar year.

1.25 “Section 409A” shall mean Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder.

1.26 “Separation from Service” shall mean a “separation from service” (within the meaning of Section 409A).

1.27 “Stockholder Group” means the “group” (as such term is used in Section 13(d) of the Exchange Act) consisting of AEA TGP Holdco LP. 2594868 Ontario Limited, Trilantic Capital Partners V (North America) L.P. and Trilantic Capital Partners V (North America) Fund A L.P., in each case together with their affiliates.

1.28 “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

ARTICLE II.

PURPOSE; DEFERRAL ELECTIONS

2.1 Purpose. The purpose of this Plan is to provide the Directors with an opportunity to defer payment of all or a portion of their Eligible Compensation, as set forth herein.

2.2 Deferral Elections. A Director may elect to defer payment of all or a specified portion of any Eligible Compensation by filing a written election with the Company on a form prescribed by the Company as follows (such an election, a “Deferral Election”):

(a) On or before December 31 of any Year, the Director may elect to defer all or any portion of any Eligible Compensation earned by or granted to (as applicable) such Director during any Year following the Year in which the Deferral Election was made, subject to Section 2.2(b) and (c) below.

(b) Notwithstanding Section 2.2(a), with respect to any Year after the Effective Date in which a Director is initially elected or appointed to serve on the Board, such Director may elect no later than 30 days after the Director’s commencement of services as a member of the Board to defer all or any portion of any Eligible Compensation earned by or granted to (as applicable) such Director following the later of (i) the date of the Director’s commencement of services as a Director and (ii) the date such Director’s irrevocable Deferral Election is filed with the Company.

(c) Notwithstanding Section 2.2(a), any Director who is first eligible to participate in this Plan on the Effective Date may make an initial Deferral Election no later than 30 days after the Effective Date to defer all or any portion of any Eligible Compensation earned by or granted to (as applicable) such Director following the later of (i) the Effective Date and (ii) the date such Director’s irrevocable Deferral Election is filed with the Company.

(d) In each applicable Deferral Election form, the Director shall specify (i) with respect to each participating Director’s Cash Fees, the portion of any such Cash Fees which will be subject to deferral hereunder and (ii) with respect to each participating Director’s Equity Award(s), whether all or none of any such Equity Award(s) will be subject to deferral hereunder (any such deferred compensation, together, the “Deferred Compensation”).

2.3 Duration of Deferral Elections. Each Deferral Election shall continue in effect from Year to Year unless otherwise terminated in accordance with Article V or by the applicable Director by delivery of a written notice to the Administrator prior to January 1 of the Year in which such termination is first to become effective.

ARTICLE III.

DEFERRED COMPENSATION ACCOUNTS

3.1 Deferred Compensation Accounts. The Company shall maintain a bookkeeping Deferred Compensation Account for the Deferred Compensation of each participating Director. With respect to any Deferred Compensation deferred by Director hereunder, such Deferred Compensation shall be denominated in Deferred Stock Units.

3.2 Crediting of Cash Fees. A participating Director’s Cash Fees that are deferred hereunder shall be credited to his or her Deferred Compensation Account in the form of Deferred Stock Units on the date the deferred Cash Fees would otherwise have been paid. On such date, the Company shall credit to the Deferred Compensation Account a number of Deferred Stock Units determined by dividing (i) the portion of the Cash Fees that the participating Director elected to defer, by (ii) the Fair Market Value of a share of Common Stock on such date, rounded down to the nearest whole Deferred Stock Unit. A participating Director will be fully vested in each Deferred Stock Unit that relates to deferred Cash Fees.

3.3 Crediting of Equity Awards. A participating Director’s Equity Awards that are deferred hereunder shall be credited to his or her Deferred Compensation Account in an equal number of Deferred Stock Units. The Deferred Stock Units related to such deferred Equity Award shall be subject to the same vesting or other forfeiture restrictions that would have otherwise applied to such Equity Award. In the event the participating Director forfeits Deferred Stock Units in accordance with the foregoing, his or her Deferred Compensation Account shall be debited for the number of Deferred Stock Units forfeited.

3.4 Dividend Equivalents. Each Deferred Stock Unit credited to a Director’s Deferred Compensation Account shall carry with it a right to receive dividend equivalents in respect of the share of Common Stock underlying such Deferred Stock Unit. On the date on which any dividend is paid to shareholders of the Company, the Company shall credit such Director’s Deferred Compensation Account, with respect to each Deferred Stock Unit credited to such account, with an additional number of Deferred Stock Units equal to the per share value of the dividend so paid divided by the Fair Market Value per share of Common Stock on the date such dividend was paid. To the extent required by the applicable Award Agreement (as defined in the Incentive Plan) evidencing an Equity Award deferred hereunder, the Deferred Stock Units credited with respect to such dividend equivalent shall be subject to the same vesting or other forfeiture restrictions that applies to such Equity Award.

3.5 Adjustments. If adjustments are made to the outstanding shares of Common Stock as a result of an Equity Restructuring, an appropriate adjustment also will be made in the number of Deferred Stock Units credited to each participating Director’s Deferred Compensation Account and/or to the number and kind of shares for which such Deferred Stock Units are outstanding.

ARTICLE IV.

PAYMENT OF DEFERRED COMPENSATION

4.1 Payment Events. Subject to Section 4.5, payment of any Deferred Stock Units shall be made to a participating Director in one lump sum on the earliest to occur of the following events (the “Payment Event”): (i) the Director’s Separation from Service; (ii) a Change in Control; (iii) the Director’s death; or (iv) the Director’s Disability.

4.2 Timing and Form of Payment.

(a) Amounts contained in a participating Director’s Deferred Compensation Account will, subject to Section 4.5 below, be distributed in a lump sum within 45 days following the applicable Payment Event (in any case, such payment date, the “Payment Date”), in accordance with the terms and conditions set forth herein. Notwithstanding anything to the contrary contained herein, the exact Payment Date shall be determined by the Company in its sole discretion (and the participating Director shall not have the right to designate the time of payment).

(b) Amounts credited to a Deferred Compensation Account shall be paid in the form of one whole share of Common Stock for each Deferred Stock Unit that has vested in accordance with its terms as of the applicable Payment Date; provided, that, (i) the Company may choose in its discretion to pay the participating Director cash in lieu of all or a portion of the shares of Common Stock and (ii) no fractional shares of Common Stock shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares of Common Stock or whether such fractional shares of Common Stock shall be rounded up or down. Deferred Stock Units issued to and shares of Common Stock paid to participants under the Plan shall be issued and paid from the Incentive Plan.

4.3 Designation of Beneficiary. Each Director shall have the right to designate a beneficiary who is to succeed to his right to receive payments hereunder in the event of the Director’s death (each, a “Designated Beneficiary”). Any Designated Beneficiary will receive payments in the same manner as the applicable Director if he had lived. In the event of a Director failing to designate a beneficiary under this Section 4.3 or upon the death of a Designated Beneficiary without a designated successor, the balance of the amounts contained in the Director’s Deferred Compensation Account, if any, shall be payable in accordance with Section 4.2 to the Director’s estate in full. No designation of a beneficiary or change in beneficiary shall be valid unless in writing signed by the Director and filed with the Administrator. A Designated Beneficiary may be changed without the consent of any prior beneficiary.

4.4 Permissible Acceleration. Notwithstanding Sections 4.1 and 4.2, all or a portion of a Director’s Deferred Compensation Account may be distributed prior to the applicable Payment Date upon the occurrence of one or more of the events specified in Treasury Regulation Section 1.409A-3(j)(4), as determined by the Administrator.

4.5 Section 409A Delay. Notwithstanding any contrary provision in the Plan, any payment required to be made hereunder to a Director who is a “specified employee” (as defined under Section 409A and as the Administrator determines) upon his or her Separation from Service will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such Separation from Service (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth herein) on the day immediately following such six-month period or death or as soon as administratively practicable thereafter (without interest). Notwithstanding any contrary provision of the Plan, any payment of “nonqualified deferred compensation” under the Plan that may be made in installments shall be treated as a right to receive a series of separate and distinct payments.

ARTICLE V.

ADMINISTRATION; EFFECTIVENESS, AMENDMENT AND TERMINATION OF PLAN

5.1 Plan Administrator. The Plan will be administered by the Administrator. The books and records to be maintained for the purpose of the Plan shall be maintained by the Company at its expense. All expenses of administering the Plan shall be paid by the Company.

5.2 Effective Date. The Plan was adopted by the Board effective as of the Effective Date.

5.3 Plan Amendment; Termination. The Board may amend, suspend, or terminate the Plan at any time and for any reason. No amendment, suspension, or termination will, without the consent of the participant, materially impair rights or obligations under any Deferred Stock Units previously awarded to the participant under the Plan, except as provided below. The Board may terminate the Plan and distribute the Deferred Compensation Accounts to participants in accordance with and subject to the rules of Treasury Regulation Section 1.409A-3(j)(4)(ix), or successor provisions, and any generally applicable guidance issued by the Internal Revenue Service permitting such termination and distribution.

ARTICLE VI.

MISCELLANEOUS

6.1 Limitations on Transferability. Except to the extent required by law, the right of any Director or any beneficiary thereof to any benefit or to any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Director or beneficiary; and any such benefit or payment shall not be subject to alienation, sale, transfer, assignment or encumbrance.

6.2 Limitations on Liability. No member of the Board and no officer or employee of the Company shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct, and the Company shall not be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a Director, officer or employee of the Company.

6.3 Rights as a Stockholder. Deferred Stock Units shall not entitle any Director or other person to rights of a stockholder of the Company or any of its affiliates with respect to such Deferred Stock Units unless and until any shares of Common Stock have been issued to the holder thereof in respect of such Deferred Stock Units pursuant to Article IV hereof.

6.4 Limitation on Participant’s Rights6.5 .

(a) The Company shall not be required to acquire, reserve, segregate or otherwise set aside any shares of its Common Stock for the payment of its obligations under the Plan, but shall make available as and when required a sufficient number of shares of its Common Stock to meet the needs of the Plan, subject to the terms and conditions of the Incentive Plan.

(b) Nothing contained herein shall be deemed to create a trust of any kind or any fiduciary relationship. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

6.5 Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

6.6 Governing Documents. If any contradiction occurs between the Plan and any Deferral Election or other written agreement between a participating Director and the Company that the Administrator has approved, the Plan will govern, unless it is expressly specified in such agreement or other written document that a specific provision of the Plan will not apply.

6.7 Governing Law. The Plan will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware. The Plan is intended to be construed so that participation in the Plan will be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, pursuant to regulations and interpretations issued from time to time by the Securities and Exchange Commission.

6.8 Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

6.9 Conformity to Securities Laws. Each participating Director acknowledges that the Plan is intended to conform to the extent necessary with applicable laws. Notwithstanding anything herein to the contrary, the Plan will be administered only in conformance with applicable laws. To the extent applicable laws permit, the Plan will be deemed amended as necessary to conform to applicable laws (subject to Section 409A).

6.10 Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company except as expressly provided in writing in such other plan or an agreement thereunder.